EXHIBIT 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL

OFFICER PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Report of GOP & CO2, Inc., FKA Go Public I, Inc. (the “Company”) on Form 10-Q for the period ended April 30, 2015 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Jean-Francois St. Laurent, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By: /s/ Jean-Francois St. Laurent

Jean-Francois St. Laurent,

President, Chief Executive Officer,

Chief Financial Officer

Dated: June 17, 2015